UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

MANHATTAN ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K originally filed on February 4, 2014 is being filed to correct a transposition error in the December 31, 2013 “total assets” balance from $279,828 to $297,828 on the condensed consolidated balance sheets appearing in Exhibit 99.1 to such original filing. This Amendment No. 1 replaces in its entirety the original filing and its Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

On February 4, 2014, Manhattan Associates, Inc. (the “Company”) issued a press release providing the results for its financial performance for the fourth quarter and year ended December 31, 2013. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Non-GAAP Financial Measures in the Press Release

The press release includes, as additional information regarding our operating results, our adjusted operating income, adjusted net income and adjusted diluted earnings per share, which excludes the impact of acquisition-related costs and the amortization thereof and equity-based compensation—all net of income tax effects. We have developed our internal reporting, compensation and planning systems using these measures.

These various measures are not in accordance with, or an alternative for, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP measures used in the press release exclude the impact of the items described above for the following reasons:

•	Because we sporadically engage in acquisitions, we incur acquisition-related costs that consist primarily of expenses from accounting and legal due diligence, whether or not we ultimately proceed with the transaction. Additionally, we might assume and incur certain unusual costs, such as employee retention benefits, that result from arrangements made prior to the acquisition. These acquisition costs are difficult to predict and do not correlate to the expenses of our core operations. We believe our competitors and peers typically present as a non-GAAP measure adjusted net income and adjusted earnings per share that exclude the amortization of acquisition-related intangible assets. Consequently, we exclude these amortization costs when calculating adjusted net income and adjusted earnings per share to provide supplemental information on our core operations and to facilitate more relevant and meaningful comparisons of our operating results with that of our competitors.

•	Because equity-based compensation expense is not an expense that typically requires or will require cash settlement by the Company, and because we believe our competitors and peers typically present non-GAAP results excluding all equity-based compensation expense, we have not included equity-based compensation expense and the related tax benefit generated upon the disposition of equity-based compensation in the assessment of our operating performance.

We believe the reporting of adjusted operating income, adjusted net income and adjusted earnings per share facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business. We also believe that adjusted operating income, adjusted net income and adjusted earnings per share provide a basis for more relevant comparisons to other companies in the industry, enable investors to evaluate our operating performance in a manner consistent with our internal basis of measurement and also present our investors our operating results on the same basis as that used by our management. Management refers to adjusted operating income, adjusted net income and adjusted earnings per share in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, adjusted operating income, adjusted net income and adjusted earnings per share facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.

Further, we rely on adjusted operating income, adjusted net income and adjusted net income per share information as primary measures to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Since most of our employees are not directly involved with decisions surrounding acquisitions and other items that are not central to our core operations, we do not believe it is appropriate or fair to have their incentive compensation affected by these items.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer and Treasurer

Dated: February 4, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 4, 2014